UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On May 31, 2018, Midstates Petroleum Company, Inc. (the “Company”) closed on the previously disclosed sale of its Anadarko Basin producing properties located in the Texas panhandle and western Oklahoma to Presidio Investment Holdings LLC pursuant to a purchase and sale agreement (the “PSA”) for $58 million (the “Anadarko Divestiture”). The net proceeds were approximately $54 million, subject to standard post-closing adjustments. The proceeds will be used to pay down a portion of the outstanding borrowings under the Company’s revolving credit facility and for general corporate purposes.

The foregoing description of the PSA is a summary only and is qualified in its entirety by reference to the complete text of the PSA, which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2018, and incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 1, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (1) elect eight directors, each for a term of one year; (2) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (3) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for 2018. As of April 30, 2018, the record date of the Annual Meeting, 25,256,303 shares of the Company’s common stock were outstanding and entitled to be voted at the Annual Meeting.

The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 30, 2018:

1. Each of the directors that were up for election was elected to the board of directors (the “Board”) for a term of one year. Votes regarding the election of the directors up for election to the Board were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
David J. Sambrooks	23,019,254	34,397	1,175,674
Alan J. Carr	19,716,737	3,336,914	1,175,674
Frederic F. Brace	23,015,575	38,076	1,175,674
Patrice D. Douglas	23,006,191	47,460	1,175,674
Neal P. Goldman	22,948,579	105,072	1,175,674
Michael S. Reddin	23,005,326	48,325	1,175,674
Todd R. Snyder	23,005,307	48,344	1,175,674
Bruce H. Vincent	23,014,875	38,776	1,175,674

2. The Board proposal seeking approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
22,524,890	219,927	308,834	1,175,674

3. Grant Thornton LLP was ratified as the Company’s independent registered public accounting firm for 2018. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
24,221,376	1,817	6,132	N/A

Item 8.01                                           Other Events.

On June 5, 2018, the Company issued a press release announcing the closing of the Anadarko Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: June 5, 2018
	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President - General Counsel & Corporate Secretary